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                                                                  EXHIBIT 10.10



                    AGREEMENT FOR SALE AND PURCHASE OF ASSETS

THIS AGREEMENT, made and entered into this _____ day of February, 2002, by and between BMR Restaurants, LLC, hereinafter referred to as "Seller", and Fox & Hound of Virginia, Inc., a Virginia corporation, hereinafter referred to as "Purchaser."

WHEREAS, Seller desires to sell and Purchaser desires to purchase certain assets in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and other valuable consideration, the parties hereto agree as follows:

1. Seller shall sell, convey, transfer, assign and deliver to Purchaser, and Purchaser shall purchase, the following assets of Seller (the Assets):

      A. All right, title and interest in and to a certain Shopping Center Lease, as amended and subsequently assigned, entered into between Broadstar Associates, a Virginia Limited Partnership, as assigned to River Company Limited Partnership, an Ohio limited partnership, as further assigned to HILLSBORO CENTER ASSOCIATES, LTD., AN OHIO LIMITED LIABILITY COMPANY (as "Landlord") and The Tobacco Company-West, Inc., a Virginia corporation, as assigned to William
            B. Dukes, as further assigned to BMR-Richmond, LLC, a Virginia limited liability company, as further assigned to BMR RESTAURANTS, LLC, (as "Tenant") dated June 22, 1991 for the property located at 7502 West Broad Street, Richmond, Virginia. A copy of the Lease, including subsequent amendments and assignments, shall be attached hereto as Exhibit "A".

      B. All right, title and interest in and to all improvements located on the premises described in 1.A. above.

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      C.    All right, title and interest in and to all furniture, fixtures and equipment, including pole and monument signs currently located on the premises, including transfer of any warranties.

2. Purchase Price: The price for the assets listed in 1.A., B., and C shall be Three Hundred Thousand Dollars ($300,000.00) payable in cash or certified funds at closing.

      Notwithstanding any provision in this Agreement to the contrary, the parties acknowledge and agree that F & H does not assume and shall have no liability or obligation whatsoever, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, with respect to the following liabilities and obligations of Seller: (i) any federal, state or local taxes of Seller; (ii) any liability arising prior the Closing Date resulting from or claimed to have been incurred by reason of an alleged defect in any of the Assets or the operation of the business by Seller prior to the Closing Date; (iii) any existing, pending or threatened litigation against Seller, whether or not disclosed to Purchaser; and (iv) any other liability not specifically assumed hereunder. Seller will be responsible for the payment of all taxes, including local or state real and personal property taxes, up to and through the Closing Date. All personal property taxes for 2002 assessed to the Assets shall be prorated as of the Closing Date, and paid by Purchaser when due. Seller shall be responsible for all personal property taxes related to the Assets that are due and unpaid with respect to any year prior to 2002. If taxes for 2002 are not known as of the Closing Date, the prorataion shall be based on the taxes for the year 2001.

      In the event the Purchaser shall fail to fulfill its obligation hereunder, the Seller shall, as its sole remedy, cancel this Agreement. Provided, however, that in the event the Seller is unable to furnish title acceptable to Purchaser or the contingencies set forth herein are not satisfied this Agreement shall be null and void and of no further force and effect. If Seller fails to perform in accordance with this Agreement, Purchaser shall be entitled to sue for specific performance and/or damages.

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3.    Closing: The sale provided for in this Agreement shall close on or before
      March 1, 2002 at the offices of Fox & Hound of Virginia, Inc., or such other time and place as the parties shall mutually agree. Purchaser shall have the right to waive any or all contingencies and accelerate closing upon written notice to Seller. At closing:

      A. Purchaser shall pay to Seller the full amount of the purchase price described in paragraph 2 above;

      B. Seller shall execute and deliver to Purchaser a Bill of Sale for the leasehold improvements, furniture, fixtures and equipment free and clear of all liens and encumbrances;

      C. Seller shall execute and deliver to Purchaser whatever other documents may reasonably be necessary to perfect Purchaser's title in the assets;

      D. Seller shall deliver to Purchaser vacant possession and keys to the premises at closing;

      E. All necessary prorations, including rent, real estate taxes, personal property taxes, insurance, CAM charges, utilities, if any, shall be made as of the date of closing.

3. Contingencies: This Agreement and closing hereunder are subject to and conditioned upon Purchaser receiving on or before closing the following:

      A. An Amendment to the Lease on terms and conditions solely acceptable to Purchaser.

      B. An Assignment of the Lease, together with the written consent and approval of the Landlord of the above referenced Lease and to the assignment of said Lease from Seller to Purchaser and approving the new use of the premises, including new

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            tradename, approving alteration of the premises, and further warranting that Purchaser's use is not in violation of any current exclusive use restriction in any deeds, leases or covenants; and estoppel certificates certifying the Lease is in full force and effect with no existing defaults;

      C. Purchaser obtaining all necessary approvals, licenses (including a full service liquor license and late hours permit), permits for the operation of a minimum of eight (8) pool tables at the Premises, and permits for the remodeling/renovation/signage and operation of a typical Fox and Hound Smokehouse & Tavern on the premises.

      D.    Purchaser obtaining any third party approvals.

      E. Purchaser's receiving approval of its Real Estate Committee within thirty (30) days after the date of Seller's execution hereof. If the Purchaser does not deliver written notice to Seller within said thirty (30) days this provision shall be deemed waived;

      F. Purchaser reviewing the terms and conditions contained in the existing Lease and determining that such are acceptable to Purchaser.

      G. Purchaser obtaining Subordination, Non-Disturbance and Attornment Agreements from any existing lenders and ground lessors.

      H. Seller shall obtain estoppel certificates from the Landlord affirming that the Lease is in full force and effect and that no default exists;

      I. Seller shall execute and deliver to Purchaser an Assignment of the above referenced Lease together with consents of the Landlord to such assignment and further consenting to our use of the Premises. Further both Landlord and Tenant shall


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            warrant that Purchaser's use is not in violation of any current exclusive use restriction or other restriction in any deeds, leases or covenants;

      J. Purchaser determining that no hazardous materials are in the Premises. Further, Seller shall provide a copy of any environmental documentation in Seller's possession.

      Purchaser reserves the right to waive any or all contingencies and accelerate closing by giving Seller fifteen (15) days written notice.

      In the event all of the contingencies contained in this Section 4 have not been fulfilled or waived by Purchaser by March 1, 2002, this Agreement shall be deemed null and void and neither party shall have any obligation to the other. However, provided Purchaser is using due diligence in attempting to satisfy its contingencies, Purchaser shall be allowed to extend the contingency period by thirty (30) days.

5.    Seller's Warranties: The Seller hereby warrants to Purchaser as follows:

      A. Seller warrants that as of closing of this transaction, all bills, debts and claims due by the Seller which were incurred in the operation of the Seller's business which would prevent transfer of the property free and clear will have been paid and the Seller agrees to submit an affidavit attesting to said fact and further agrees to indemnify, hold harmless and provide at Seller's expense reasonable attorney's fees to defend the Buyer against any claim for debts or taxes incurred by Seller in the operations.

      B. Seller is the current tenant under the above described Lease and that as of the effective date of this Agreement, and at closing, shall not be in default under the terms of said Lease;

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      C.    Seller is the owner of all leasehold improvements, personal property, furniture, fixtures and equipment located on the premises.

      D. Seller warrants that all of the leasehold improvements, personal property, furniture, fixtures and equipment located on the premises shall become the property of the Purchaser upon Closing.

      E. Seller warrants that there are no material violations of any kind, pending or threatened regarding the premises including health department, building code, or zoning violations, and that the premises are in compliance with all codes and ordinances and Seller is not aware of any contemplated eminent domain proceedings;

      F. Seller is not a defendant in any litigation, pending or threatened, regarding any of the assets being conveyed herein;

      G. That at the time of closing, Seller shall assign to Purchaser all warranties which it may have relating to assets being conveyed to Purchaser;

      H. Seller has not deposited nor disposed of any hazardous materials or wastes on the premises, and has no knowledge of any. Seller shall pay for an asbestos survey of the Premises and shall further be responsible for any asbestos abatement required.

      I. Seller shall comply with all bulk sales or similar laws, if applicable, and indemnify and hold Purchaser harmless from any and all loss, expense, or damage resulting from the failure to comply with any such laws; and

            All warranties and representations made herein shall survive closing.

6. A copy of all plans and specifications, current surveys, site plans, and environmental tests currently in the possession or control of Seller shall


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      be provided to Purchaser within ten (10) days of the date of last execution of this Agreement;

7. Risk of Loss: Seller assumes all risk of loss prior to the date of closing.

8. Notices: Any notice to be given hereunder shall be in writing, mailed, United States certified mail, postage prepaid, or sent by receipted overnight delivery service or facsimile transmission, addressed to Seller at 13900 Conlan Circle, Suite 245, Charlotte, NC 28277, and addressed to Purchaser at 9300 E. Central, Suite 100, Wichita, KS 67206 Attn: James K. Zielke. Any party, by written notice to the other party, may designate a different address to which notices to that party are to be addressed.

9. Assignment: Purchaser shall have the absolute right to assign its rights under this Agreement to any affiliated company of Purchaser.

10. Real Estate Brokers: The parties hereto agree that no real estate brokers are involved in this transaction. Seller and Purchaser represent and warrant, each to the other, that neither has contacted, consulted, or become in any way connected with any broker, finder, or other such party in connection with this Agreement or the sale contemplated herein. Seller and Purchaser shall each defend, indemnify, and hold harmless the other, against any and all claims of brokers, finders, or the like and against the claims of all parties asserting the right to a commission or similar fee through the acts of the other, the other's partners, agents, or affiliates in connection with this Agreement. Each party's indemnity obligation shall include all damages, losses, costs, liabilities, and expenses, including reasonable attorney's fees, which may be incurred by the other is indemnified hereunder. The provisions of this paragraph shall survive the closing or other termination of this Agreement.

11. Entire Agreement: This Agreement represents the entire understanding and agreement of the parties hereto with respect to


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      the subject matter hereof, supersedes all prior negotiations between the parties, and cannot be amended, supplemented, or changed orally but only by an agreement in writing signed by the party or parties against whom enforcement is sought and making specific reference to this Agreement. The parties hereto may at any time waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of the party hereto to any such extension or waiver shall be valid if set forth in writing and signed on behalf of such party. Waiver of any provision of this Agreement or of any breach hereof shall be a waiver of only said specific provision or breach and shall not be deemed a waiver of any other provision or any future breach hereof. Time is of the essence of this Agreement. Each party hereto agrees that it will, from time to time, as may reasonably be requested by any party hereto, execute, acknowledge, obtain and deliver such documents, bills of sale, assignments, consents, and other instruments as may be required in order to complete and effect the transactions contemplated by this Agreement. This Agreement may not be assigned by either party without the prior written consent of the other and shall be binding upon and shall inure to the benefit of the parties hereto and their successors and permitted assigns. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument.

12. Attorney's Fees: If any suit or action is brought to enforce any of the terms of this Agreement or to enforce any of the obligations set forth herein, the prevailing party in such suit or action, and in any appeal therefrom, shall be entitled to recover reasonable attorney's fees and costs. This paragraph shall survive closing.

13. Successors: This Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns.

14. This Agreement shall be governed by the laws of the state in which the real estate is located.


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15.   Each party warrants to the other that they have the proper authority to enter into this Agreement,.

16. This Agreement may be executed in counterpart, and any signature on a document sent by facsimile shall be binding upon transmission by fax and the fax copy can be utilized for the purposes of this Agreement.

17. This Agreement shall be null and void unless accepted by Seller on or before _______________________, 2002.

IN WITNESS WHEREOF, the parties have executed this Agreement effective the date first set forth above.

                                    SELLER:
                                             BMR RESTAURANTS, LLC


                                             By: /s/ Dennis Thompson Manager
                                                 ------------------------------

                                             Date Executed:    2/6/02
                                                           --------------------


                                    PURCHASER:
                                             FOX & HOUND OF VIRGINIA, INC.


                                             By: /s/ James K. Zielke
                                                 ------------------------------
                                                     James K. Zielke, Secretary

                                             Date Executed:
                                                           --------------------

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                                  BILL OF SALE

         KNOW ALL MEN BY THESE PRESENTS that in consideration of Three Hundred Thousand Dollars ($300,000.00) paid by Fox & Hound of Virginia, Inc. to BMR Restaurants, LLC the receipt of which is hereby acknowledged, BMR Restaurants, LLC does hereby grant, sell, transfer, convey, and deliver to Fox & Hound of Virginia, Inc. this date, all of its rights, title and interest of (1) a below market rate lease [$168,287], (2) the leasehold improvements [$101,713] and (3) the furniture, fixture and equipment and other personal property [$30,000] located at 7502 W. Broad Street, Richmond, Virginia, as set forth on Exhibit "A".

         Seller represents, warrants and covenants that Seller is the owner of the aforesaid assets; that the assets are free from all encumbrances and liens whatsoever; that it has the right and authority to sell the same; and that it will warrant and defend same unto Buyer, its successors and assigns against all claims whatsoever.

         Dated this 14 day of March, 2002.
                   ----       ------------

SELLER:

BMR Restaurants, LLC


By: /s/ Dennis Thompson
    -------------------------------------
    Dennis Thompson, Managing Member